Exhibit 99.1
Derivation of Consolidated EBITDA (in thousands)
FY 2009

	2009	2009	2009	2009	Rolling
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	4 Qtrs

Earnings before income taxes	$17,526	16,114	31,655	(41,545)	23,750
Add/(deduct)
LIFO	—	(287)	(445)	(2,301)	(3,033)
Depreciation and amortization	9,335	9,372	12,592	9,304	40,603
Interest expense	5,304	5,840	7,621	5,607	24,372
Special Charge	—	—	—	6,020	6,020
Goodwill impairment	—	—	—	50,927	50,927
Gain on the acquistion of a business	(6,682)	—	—	—	(6,682)
Gain on litigation settlement	—	—	(7,630)	—	(7,630)
Closed store lease costs	1,066	—	425	1,644	3,135
Asset Impairment	—	898	840	722	2,460
Stock Compensation	3,307	2,408	1,706	1,663	9,084
Gains on sale of real estate	—	—	(54)	—	(54)
Subsequent cash payments on non-cash charges	(617)	(714)	(712)	(772)	(2,815)

Total Consolidated EBITDA	$29,239	33,631	45,998	31,269	140,137

FY 2008

	2008	2008	2008	2008	Rolling
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	4 Qtrs
Earnings (loss) before income taxes	$16,281	13,838	13,029	10,643	53,791
Add/(deduct)
LIFO	1,134	2,397	8,360	7,849	19,740
Depreciation and amortization	9,032	8,703	11,643	9,051	38,429
Interest expense	6,117	6,759	7,556	6,034	26,466
Closed store lease costs	(2,094)	99	480	(317)	(1,832)
Asset Impairment	395	401	694	1,065	2,555
Stock Compensation	1,943	2,022	3,013	1,814	8,792
Subsequent cash payments on non-cash charges	(2,184)	(612)	(787)	(635)	(4,218)

Total Consolidated EBITDA	$30,624	33,607	43,988	35,504	143,723

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